UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 20, 2014
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 20, 2014, the Company’s Executive Vice President - Human Resources, pursuant to authority delegated to her by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, approved Amendment 2014-1 to the Nordstrom Supplemental Executive Retirement Plan (the “Plan”). Amendment 2014-1 amends Section 3.07 of the Plan to clarify that the definition of a “Year of Post-Normal Retirement Date Service” will apply to participants under the Plan who have not retired as of the execution date of Amendment 2014-1, and that any such Year of Post-Normal Retirement Date Service will begin on participant’s Normal Retirement Date (as defined in the Plan), rather than the first of the month following a participant’s Normal Retirement Date.
Also on August 20, 2014, the Committee approved Amendment 2014-2 to the Plan. Amendment 2014-2 adds a new section 3.01(d) to the Plan which provides for a monthly cap on the amount of the Retirement Benefit (as defined in the Plan) payable to a participant under the Plan. The Plan was closed to new entrants beginning in 2012.
Both Amendment 2014-1 and Amendment 2014-2 are immediately effective. The above summary of the material terms of the amendments is qualified in its entirety by reference to Amendment 2014-1 and Amendment 2014-2 which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein by reference.
ITEM 8.01 Other Events
On August 20, 2014, Nordstrom, Inc. issued a press release announcing that its Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

10.1	Amendment 2014-1 to the Nordstrom Supplemental Executive Retirement Plan.
10.2	Amendment 2014-2 to the Nordstrom Supplemental Executive Retirement Plan.
99.1	Press release of Nordstrom, Inc., dated August 20, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: August 25, 2014

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment 2014-1 to the Nordstrom Supplemental Executive Retirement Plan.
10.2	Amendment 2014-2 to the Nordstrom Supplemental Executive Retirement Plan.
99.1	Press release of Nordstrom, Inc., dated August 20, 2014.